SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

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[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

Innovex, Inc.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

JANUARY 15, 2003

           Notice is hereby given that the Annual Meeting of Shareholders of Innovex, Inc. will be held at the Marriott City Center Hotel, Minneapolis, Minnesota on Wednesday, January 15, 2003 at 3:30 p.m., Central Time, for the following purposes:

1.	To elect six directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

2.	To approve the selection of the Company’s independent auditors for the current fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on December 4, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors, Thomas W. Haley, Chairman of the Board

Maple Plain, Minnesota December 13, 2002

    TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND
    RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT
    TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE
    THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED
ON BEHALF OF THE COMPANY.

INNOVEX, INC.

PROXY STATEMENT

           This Proxy Statement is furnished to the shareholders of Innovex, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 15, 2003. The Company’s corporate offices are located at 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359, and its telephone number is (763) 479-5300. The mailing of this Proxy Statement to shareholders of the Company commenced on or about December 13, 2002.

Voting

           The Company has outstanding only one class of stock, $.04 par value Common Stock, of which 15,151,975 shares were issued and outstanding and entitled to vote at the close of business of December 4, 2002. Each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on December 4, 2002 will be entitled to vote at the meeting.

Quorum and Vote Requirements

           Under Minnesota law, each item of business properly presented at a meeting of shareholders must be approved by the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Revoking A Proxy

           Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.

Solicitation

           The cost of this solicitation will be borne by the Company. In addition to the solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

           The following table includes information as of December 4, 2002 concerning the beneficial ownership of Common Stock of the Company by (i) all persons who are known to the Company to beneficially hold more than five percent of the Common Stock of the Company; (ii) each of the directors and director nominees of the Company; (iii) each executive officer named in the Summary Compensation Table on page 6; and (iv) all directors and officers of the Company as a group. Unless otherwise indicated, all shares represent sole voting and investment power. Unless otherwise indicated, the business address of each person is 5540 Pioneer Creek Drive, Maple Plain, Minnesota 55359.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (5)	Percent of Class

Dimension Fund Advisors Inc.(1) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	960,100	6.3%

Royce & Associates Inc. (2) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	877,100	5.8%

Thomas W. Haley (3)(4) 2421 Crowne Hill Road Minnetonka, MN 55305	847,220	5.6%

William P. Murnane (3)(4)	208,922	1.4%

Allen Andersen (3)	0	*

Elick Eugene Hawk (3)	25,000	*

Raj K. Nooyi (3)	20,000	*

Michael C. Slagle (3)	34,566	*

Allan J. Chan (4)	118,800	*

Thomas Paulson (4)	31,350	*

Kelly S. Schuller (4)	15,888	*

All Directors and Officers as a Group (13 persons)	1,448,783	9.2%

*	Less than 1%

(1)	Pursuant to a 13G filed with the Securities and Exchange Commission on January 30, 2002.

(2)	Pursuant to a 13G filed with the Securities and Exchange Commission on February 7, 2002.

(3)	Serves as a director of the Company and, has been nominated for re-election.

(4)	Serves as an executive officer of the Company and appears in the Summary Compensation Table on page 6 hereof.

(5)	Includes the following number of shares which may be purchased pursuant to the exercise of stock options within sixty days of December 4, 2002: Mr. Haley, 46,000 shares; Mr. Murnane, 193,000 shares; Mr. Andersen, no shares; Mr. Hawk, 23,000 shares; Mr. Nooyi, 20,000; Mr. Slagle, 25,000 shares; Mr. Chan, 115,200 shares; Mr. Paulson, 16,000; Mr. Schuller, 12,000 shares; and all directors and officers as a group, 564,620 shares.

2

ELECTION OF DIRECTORS
(Proposal 1)

           The Company’s bylaws set the number of Directors at eight. Although the Company will continue to seek qualified individuals to fill the additional director positions, only six directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their successors are elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors has nominated for election the six persons named below. All of the nominees are currently directors of the Company and, except for Mr. Andersen, were elected by the shareholders at the 2002 Annual Meeting of Shareholders. Mr. Andersen was appointed by the Board of Directors on December 11, 2002 as a nominee of Concorde PAPE II and is being nominated for election by the Company’s shareholders pursuant to the terms of an Option Agreement dated November 27, 2002 between the Company and Concorde PAPE II. See “Certain Relationships and Related Transactions.”

           It is anticipated that the proxies will be voted for such nominees, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

Name and Age	Principal Occupation and Other Directorships	Director Since

Thomas W. Haley (66)	Chairman. From 1988 to 1999, Chief Executive Officer of the Company.	1972

Allen Andersen (49)	Managing director of PAMA Group (Hong Kong) Ltd., a private equity investment firm focusing in Asia, since 1998; from 1997 to 1998, managing director of Asia Access Investment Co. as an advisor to Chase Capital and Olympus Capital. Director of K. R. Precision Public Company Limited since October 1999.	2002

Michael C. Slagle (67)	Retired; former owner of Minnesota Benefit Planners, an insurance brokerage and consulting firm.	1972

Elick Eugene Hawk (59)	President and Chief Executive Officer of Performance Bankers, Inc., a South Dakota management company, since 1983; Chairman of First National Bank, Pierre, South Dakota; Director of First National Bank, Fulda, Minnesota; Director of First Savings Bank, Beresford, South Dakota; Director of First National Bank, Moline, Illinois; Director/Owner of Golden Ventures, Inc., an assisted living center, Pierre, South Dakota.	1999

3

Name and Age	Principal Occupation and Other Directorships	Director Since

William P. Murnane (40)	President and Chief Executive Officer of the Company since January 2000. President and Chief Operating Officer from July 1998 through January 2000. Vice President and General Manager of the Company’s flexible circuit division from 1996 to 1998. Vice President for Corporate Development from 1995 to 1996. Chief Operating Officer of Boutwell, Owens & Co., a privately held packaging manufacturer based in Massachusetts from 1993-1995. Director of Operations for Uniform Printing & Supply, Inc. in Massachusetts from 1992 to 1993. Prior to that, he held various operating and corporate planning positions during a ten-year career at United Parcel Service. Mr. Murnane earned an MBA from the Harvard Business School and holds a BS in Engineering from New Jersey Institute of Technology and an MS in Operations Research from the University of Maryland. Director since 2001 of Transport Corporation of America, Inc.	1999

Raj K. Nooyi (47)	President at AmSoft Systems, a global software development company since 2002. Director at Pittiglio Rabin Todd & McGrath, a management consulting firm from 1991 through 2001. Manager at Hewlett-Packard Company from 1983 to 1990. Employed by Eaton Corporation from 1978 to 1983 in its manufacturing operations. Earned an MBA from University of Chicago and holds an MS in Industrial Engineering from the University of Texas and a B.E. in Electronics and Communications Engineering from the University of Mysore. Mr. Nooyi is also a certified CIRM by the American Production and Inventory Control Society.	2002

Other Information Regarding the Board

           Meetings. The Board of Directors met five times during fiscal year 2002. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he or she served.

           Board Committees. The Company has an Audit Committee and a Compensation Committee, all established by the Board of Directors and each of which consists of members of the Board of Directors.

           The Audit Committee, which is currently comprised of Messrs. Hawk, Nooyi and Slagle, met four times during fiscal year 2002. The Audit Committee is responsible for engaging the Company’ s independent auditors, approving the fees and services to be provided by the auditors, overseeing the auditors, reviewing and evaluating significant matters relating to the audit and internal controls of the Company; and reviewing the scope and results of audits by, and recommendations of, the Company’s independent auditors. In addition, the Audit Committee reviews the audited financial statements of the Company and considers major changes and questions of choice regarding appropriate auditing and accounting principles and practices to be followed in the preparation of the Company’s financial statements. A report of the Audit Committee is found on page 9 of this Proxy Statement.

           The Compensation Committee, which is currently comprised of Messrs. Hawk, Slagle and Nooyi met one time during fiscal year 2002. The Compensation Committee assists management in making recommendations to the Board with respect to officers’and key employees’ salaries, bonuses and stock option awards. A report of the Compensation Committee is found on page 8 of this Proxy Statement.

Director Compensation

           Directors who are not employees of the Company (all directors except Mr. Haley and Mr. Murnane) must select one of two compensation plans prior to their re-election. Each non-employee director selecting the cash payment plan would be paid an annual cash retainer fee of $7,000, $1,000 for each board of directors meeting attended and $500 for each board committee meeting attended. In addition, each non-employee director would receive an automatic grant of options to purchase 1,000 shares of Common Stock at an exercise price equal to the fair market value of such Common Stock on the date on which such director is re-elected. Each non-employee director selecting the option compensation plan will receive a grant of options to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of such Common Stock on the date on which such director is re-elected, but will receive no retainer or meetings fees for that year.

           In addition, any non-employee director elected for the first time by the shareholders or the Board of Directors shall receive options to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of such Common Stock on the date on which such director is elected. These options will be in addition to any other share option grant provided under the 1994 Stock Option Plan. Any director who is first elected during a particular year and not at an annual meeting, shall receive a pro-rata amount of the retainer and meeting fees for the year in which such director is elected.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

           The following table shows, for the fiscal years ending September 30, 2002, 2001 and 2000, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to William P. Murnane, the Company’s Chief Executive Officer, and each of the four other most highly compensated executive officers of the Company in office at the end of fiscal 2002 (together with Mr. Murnane, the “Named Executives”), whose total cash compensation exceeded $100,000 during fiscal year 2002 in all capacities in which they served:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation Awards

Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options	All Other Compensation(1)

William P. Murnane	2002	$229,998	—	50,000	$5,100
President and Chief	2001	229,998	—	50,000	5,365
Executive Officer	2000	216,727	—	45,000	4,697

Thomas W. Haley	2002	159,952	—	—	4,637
Chairman	2001	180,003	—	—	5,100
	2000	186,926	—	—	5,008

Allan J. Chan	2002	180,000	—	15,000	5,100
Senior Vice President	2001	180,230	—	15,000	5,192
& General Manager	2000	182,548	—	17,000	4,459

Tom Paulson	2002	190,000	—	30,000	5,576
Senior Vice President and	2001	158,500	—	50,000	—
Chief Financial Officer	2000	—	—	—	—

Kelly S. Schuller	2002	165,006	—	20,000	3,046
Vice President and	2001	102,983	—	40,000	—
General Manager	2000	—	—	—	—

(1)	These amounts represent Company matching contributions to the Company’s 401(k) plan on behalf of such employees.

Stock Options

           The following table contains information concerning the grant of stock options under the Company’s stock option plans to the Named Executives during fiscal year 2002:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)

					5%	10%

William P. Murnane	50,000	9.6%	$1.75	10-11-11	$55,028	$139,452

Thomas W. Haley	—	—	—	—	—	—

Allan J. Chan	15,000	2.9%	$1.75	10-11-11	16,508	41,836

Thomas Paulson	30,000	5.7%	$1.75	10-11-11	33,017	83,671

Kelly S. Schuller	20,000	3.8%	$1.75	10-11-11	22,011	55,781

(1)	Potential gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holder’s continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

6

Option Exercises and Holdings

           The following table sets forth information with respect to the Named Executives concerning the exercise of options during fiscal year 2002 and the unexercised options held as of September 30, 2002:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

William P. Murnane	—	—	153,000	137,000	—	—
Thomas W. Haley	—	—	35,000	20,000	—	—
Allan J. Chan	—	—	95,799	55,201	—	—
Thomas Paulson	—	—	10,000	70,000	—	—
Kelly S. Schuller	—	—	8,000	52,000	—	—

(1)	Based on a per share price of $2.15 which was the closing sale price for the Company’s Common Stock on September 27, 2002, the last trading day of the Company’s fiscal year.

Employment Agreements

           The Company has employment agreements with Mr. Murnane, Mr. Chan, Mr. Paulson and Mr. Schuller. Those employment agreements provide, among other things, for those individuals’ employment to continue for a period of 90 days following, and for a lump sum cash severance payment of from 6 to 12 months’ salary in the event of, involuntary termination other than for cause, termination of the Company’s operations due to bankruptcy or insolvency, total disability of the employee, a change in control of the Company or constructive termination of the employee. In general, a “change in control” would occur when there has been any change in the controlling persons reported in the Company’s proxy statements, when 20% or more of the Company’s outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute a majority of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company’s stockholders vote to liquidate or dissolve the Company. However, a “change in control” would not occur if any of these events are authorized, approved or recommended by the Board of Directors. The employment agreement also prohibits disclosure of confidential information concerning the Company and requires disclosure of and assignment of inventions, discoveries and other works relating to those individuals’ employment. The employment agreement contains a covenant not to compete with the Company at any time during employment with the Company and for a period of 6 months after employment is terminated. If a change in control had occurred as of the end of fiscal 2002, the following individuals would have received the approximate payment indicated pursuant to the employment agreements: Mr. Murnane, $115,000; Mr. Chan, $90,000; Mr. Paulson, $190,000; Mr. Schuller, $165,000; and all current executive officers as a group $963,000.

Report of the Compensation Committee

           The Compensation Committee of the Board of Directors currently consists of Messrs. Slagle (Chair), Hawk, and Nooyi, all of whom are outside Directors. The Compensation Committee meets as required and is responsible for setting the salaries, levels of incentive awards, and stock options for the officers and key personnel of the Company.

           Compensation Philosophy. The Compensation Committees’ governing philosophy for determining compensation levels is designed to attract and retain the highest quality personnel possible consistent with the Company’s resources and capabilities. Executive compensation is broken into the following components:

1.	Base Salaries. Base salaries for executive management and officers of the Company are intended to be competitive with companies of similar market capitalization and revenue levels. The base salaries are also intended to recognize individual achievements and assist the Company in attracting and retaining qualified executives.

2.	Bonus Program. Cash bonuses are awarded annually as appropriate. The bonus awards are based on both Company and divisional performance with consideration given to the individual’s contribution to the Company’s performance.

3.	Stock Options. Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options only have value for the executive officers if the price of the Company’s stock appreciates in value from the date the options are granted.

           Chief Executive Officer Compensation. The salary and bonus of the Chief Executive Officer is set by and subject to the discretion of the Compensation Committee with Board of Director approval. The compensation for Thomas W. Haley, the Chairman, was determined by using a process and philosophy similar to that used for all executives.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Michael C. Slagle, Chairman	Raj K. Nooyi	Elick Eugene Hawk

           The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

Board Audit Committee Report

           The Audit Committee is responsible for engaging the Company’s independent auditors, approving the fees and services to be provided by the auditors, overseeing the auditors, reviewing and evaluating significant matters relating to the audit and internal controls of the Company; and reviewing the scope and results of audits by, and recommendations of, the Company’s independent auditors. In addition, the Audit Committee reviews the audited financial statements of the Company and considers major changes and questions of choice regarding appropriate auditing and accounting principles and practices to be followed in the preparation of the Company’s financial statements.

           The Audit Committee is comprised of independent directors, and acts under a written charter adopted and approved by the Board of Directors on May 30, 2000, as subsequently amended. A copy of the amended Charter of the Audit Committee is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is “independent” as defined by the Nasdaq Stock Market listing standards.

           The Audit Committee held four meetings during fiscal year 2002. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent accountants, Grant Thornton LLP.

           Subsequent to the fiscal year end, the Audit Committee reviewed and discussed the audited financial statements with management and Grant Thornton LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Grant Thornton LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

           Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Grant Thornton LLP.

           Based on the discussions with management and Grant Thornton LLP, the Audit Committee’s review of the representations of management and the report of Grant Thornton LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2002 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Elick Eugene Hawk, Chairman	Raj K. Nooyi	Michael C. Slagle

           The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

Certain Relationships and Related Transactions

           On November 27, 2002, the Company entered into an Option Agreement with Concorde PAPE II (“Concorde”), pursuant to which Concorde granted to the Company an option to acquire shares of KR Precision Public Company Limited (“KRP”), representing 24.9% of the issued and outstanding shares of KRP. Currently, Concorde owns approximately 55.7% of the shares of KRP.

           The option is exercisable in the discretion of the Company at any time on or prior to December 31, 2003. Payment of the exercise price is due in shares of Company common stock. If exercised, the Company will deliver shares of its common stock in exchange for the KRP shares. In addition, if the Company exercises this option, Concorde will grant the Company a second option to purchase the remaining shares of KRP owned by Concorde. In the event the second option is not exercised, Concorde may require the Company to purchase its KRP shares under certain circumstances. Further, in the event the Company exercises its second option, the Company may be required to make a general offer to purchase KRP shares from KRP shareholders.

           Pursuant to the Option Agreement, the Company has agreed to nominate a person designated by Concorde to the Company’s Board of Directors at this Annual Meeting of Shareholders and Concorde has agreed to nominate a person designated by the Company to the Board of Directors of KRP at KRP’s next shareholders meeting. The designee named by Concorde for nomination at this Annual Meeting of the Company’s shareholders is Allen Andersen. Additionally, in the event the Company exercises its initial option, the Company will have an obligation to nominate an individual designated by Concorde to the Board of Directors of the Company so long as Concorde holds at least 50% of the Company shares issued to Concorde in exchange for the KRP shares.

Stock Performance

           The graph below sets forth a comparison of the cumulative shareholder return of the Company’s Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Stock Market (U.S. and Foreign Companies) Index and the Nasdaq Electronic Components Index. The graph compares the cumulative total return of the Company’s Common Stock as of the end of each of the Company’s last five fiscal years on $100 invested as of September 30, 1997, assuming the reinvestment of all dividends:

	1997	1998	1999	2000	2001	2002

Innovex, Inc.	$100.00	$37.83	$28.37	$43.13	$4.40	$7.44
Nasdaq Electronic Components	100.00	79.62	161.83	284.61	80.22	53.51
Nasdaq Stock Market	100.00	99.65	161.65	216.41	87.70	68.98

10

Section 16(a) Beneficial Ownership Reporting Compliance

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4, and 5.

           To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2002, all Section 16(a) filing requirements applicable to the Company’s insiders were complied with.

APPROVAL OF INDEPENDENT AUDITORS
(Proposal 2)

           Grant Thornton LLP has been reappointed by the Board of Directors as the Company’s auditors for the current year. Although shareholder approval is not required, it is the policy of the Board of Directors to request shareholder ratification of the appointment or reappointment of auditors.

           A representative of Grant Thornton LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement and will be available to respond to appropriate questions. The Board of Directors recommends that the shareholders vote “for” the proposal to approve the reappointment of Grant Thornton LLP, and the endorsed proxy will be so voted unless a contrary vote is indicated. In the event the reappointment of Grant Thornton LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

           Audit Fees. The aggregate fees billed to the Company by Grant Thornton LLP for professional services rendered for the audit of the Company’s consolidated annual financial statements for fiscal year 2002 and the reviews of the financial statements included in the Company’s Form 10-Q’s for fiscal year 2002 were $92,400.

           All Other Fees. Other than those fees listed above, the aggregate fees billed to the Company by Grant Thornton LLP for fiscal 2002 were $42,480. This figure includes $27,900 for tax services and $14,580 for audit-related services such as pension audits, statutory filings and accounting consultations. Grant Thornton LLP did not provide financial information technology services or any other non-audit services to the Company in fiscal year 2002.

           The Board of Directors recommends a vote “FOR” reappointment of Grant Thornton LLP as the Company’s independent auditors.

SHAREHOLDER PROPOSALS

           Any shareholder desiring to submit a proposal for action at the 2004 Annual Meeting of Shareholders to be held on or about January 15, 2004 and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s offices, 5540 Pioneer Creek Drive, Maple Plain, MN 55359, addressed to Thomas W. Haley, no later than August 15, 2003 in order to be considered for inclusion in the Company’s proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

           Pursuant to Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company’s 2004 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by October 29, 2003, the Company will be allowed to use its voting authority as described above.

GENERAL

           The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be properly presented. The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company’s financial statements for the fiscal year ended September 30, 2002. A copy of Form 10-K, the annual report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing from the Company at the address noted on the first page of this Proxy Statement.

By Order of the Board of Directors, Thomas W. Haley, Chairman of the Board

12

Appendix A

INNOVEX, INC.
AUDIT COMMITTEE CHARTER

Responsibilities and Authority

           The Audit Committee reports to the Board of Directors. Its primary focus is to assist the Board in fulfilling its responsibilities to shareholders related to financial accounting and reporting, the system of internal controls established by management and the adequacy of auditing relative to these activities. The Committee is granted the authority to investigate any activity of the Company and it is empowered to retain, at the Company’s expense, persons having special legal, accounting or other consultants or experts as necessary to assist the Committee in fulfilling its responsibilities. In addition, the Committee will perform such other functions as assigned by law, the Company’s Bylaws or the Board of Directors.

Membership

           The Committee shall be composed of not less than three members, appointed annually by the Board. The Committee shall be composed of directors who are independent, as defined by The Nasdaq Stock Market, are non-executive directors and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Meetings

           The Committee shall meet at least four times a year. The agenda of each meeting will generally be prepared by the Chief Financial Officer or equivalent (“Finance Officer”), with input from the Committee Chairman prior to the meeting date. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

Specific Duties

Relationship with Independent Accountant

•	The outside auditor is accountable to the Audit Committee. The Audit Committee shall provide for an open avenue of communications between the independent accountant and the Board and, at least once annually, meet with the independent accountants in private session.

•	The Audit Committee shall exercise the ultimate authority and responsibility to select, evaluate, oversee and, where appropriate, replace the independent accountant. In connection with this duty, the Committee shall receive on an at least annual basis a written statement from the independent accountant detailing all relationships between the independent accountant and the Company, consistent with requirements of the Independence Standards Board. The Committee shall review and approve all audit and non-audit services, except de minimus services, to be performed by the independent accountants services. The Audit Committee shall also review and approve all fees and other compensation to be paid to the independent accountants.

•	Review with the independent accountants (1) the proposed scope of their examination with emphasis on accounting and financial areas where the Committee, the accountants or management believe special attention should be directed; (2) results of their audit, including their opinion on the financial statements and the independent accountant’s judgment on the quality, not just the acceptability, of the Company’s accounting principles as applied in the financial statements; (3) their evaluation of the adequacy of the system of internal controls; (4) significant disputes, if any, with management; and (5) cooperation received from management in the conduct of the audit.

A-1

•	Prior to releasing year-end earnings, discuss the results of the audit with the independent accountants. Discuss certain matters required to be communicated to Audit Committee in accordance with AICPA SAS 61.

•	Receive reports directly from independent accountants and resolve any disagreements between management and the independent accountants regarding financial reporting.

Relationship with the Accounting Department

•	The Finance Officer is accountable to the Chairman of the Committee. The Audit Committee shall provide for an open avenue of communication between the Accounting Department and the Board and, at least once annually, meet with the Finance Officer in private session.

•	Review and concur in the appointment, replacement, reassignment or dismissal of the Finance Officer and review his/her independence from management.

•	Review the Accounting Department’s mission, objectives and resources and its annual plan, including its coordination with the independent accountants.

•	Review the results of the Internal Audit activities and its evaluation of the system of internal controls and discuss with the Finance Officer any difficulties encountered in the course of audits, including any restrictions on the scope of work or access to required information.

Relationship with Management

•	Before publication, review the quarterly and annual financial statements and related footnotes with both management and the independent accountant.

•	Review critical accounting policies, any significant changes in accounting principles and material contingencies, including pending or threatened litigation.

•	Review significant accounting, reporting, regulatory or industry developments affecting the Company.

•	Require management to maintain a review system to promote compliance with applicable governmental rules and regulations relating to the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public. Receive reports regarding the Company’s system of internal controls and disclosure controls and procedures.

Other

•	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with regulations of the Securities and Exchange Commission.

•	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters; and (b) the submission by employees of concerns on a confidential and anonymous basis regarding accounting and auditing matters.

•	Periodically review, with management and the Finance Officer, programs established to monitor compliance with the Company’s code of conduct, including the Foreign Corrupt Practices Act.

•	Review and approve all related party transactions.

•	Discuss with management, the independent accountant and the Finance Officer any issues regarding significant risks or exposures and assess the steps management has taken to minimize such risk.

•	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

A-2

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INNOVEX, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 15, 2003

      The undersigned hereby appoints Thomas W. Haley and William P. Murnane, or either of them, as proxies with full power of substitution, to vote all shares of stock of Innovex, Inc. of record in the name of the undersigned at the close of business on December 4, 2002, at the Annual Meeting of Shareholders to be held in Marriott City Center Hotel, Minneapolis, Minnesota on January 15, 2003, 3:30 pm, CT or at any adjournment or adjournments thereof, hereby revoking all former proxies.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

INNOVEX, INC. 5540 PIONEER CREEK DRIVE MAPLE PLAIN, MINNESOTA 55359	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12- digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Innovex, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INOVX1	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INNOVEX, INC. Vote on Directors

1.	ELECTION OF DIRECTORS: 01) Allen Andersen, 02) Thomas W. Haley, 03) Elick Eugene Hawk, 04) William P. Murnane, 05) Raj K. Nooyi and 06) Michael C. Slagle	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
		O	O	O	————————————————

Vote On Proposal	For	Against	Abstain

2.	PROPOSAL TO RATIFY APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.	O	O	O

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND “FOR” SUCH PROPOSAL IF THERE IS NO SPECIFICATION.

Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

——————————————————— Signature [PLEASE SIGN WITHIN BOX]	————— Date	—————————————————— Signature (Joint Owners)	————— Date